STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated July 20, 1997, is by and among UTAH MEDICAL PRODUCTS, INC., a Utah corporation ("Buyer"), COLUMBIA MEDICAL, INC., an Oregon corporation (the "Company"), and LAWRENCE M. SMITH and EMILY SMITH, Oregon residents ("Seller").

     Lawrence M. Smith owns beneficially and of record fifty (50) shares of Common Stock of the Company, and Emily Smith owns beneficially and of record fifty (50) shares of Common Stock of the Company (hereinafter the shares of Lawrence M. Smith and Emily Smith shall collectively be referred to as the "Shares"). The Shares are the only issued and outstanding capital stock of the Company. Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the Shares on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

SECTION 1.     PURCHASE OF SHARES AND RELATED MATTERS

     1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell all of the Shares to Buyer and Buyer will purchase all of the Shares from Seller, the Shares constituting all of the issued and outstanding capital stock of the Company as of the Closing.

     1.2  PURCHASE PRICE.

     (1) Buyer will pay to Seller for the Shares SEVEN MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($7,550,000.00);

     (2) Plus an amount equal to the increase in total Stockholders' Equity during the period from December 31, 1996, through June 30, 1997, as reflected by the Company's December 31, 1996 and June 30, 1997 balance sheets (the "Stockholders' Equity Adjustment").
The $7,690,000.00 figure described above, plus the Stockholders' Equity Adjustment, shall hereinafter collectively be referred to as the "Purchase Price".

     1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price will be paid to Seller as follows:

     1.3.1 An amount equal to the Purchase Price shall be paid by Buyer to Seller at Closing as follows (the "Cash Payment"):

     (1) Fifty percent (50%) of the Cash Payment shall be wire transferred at Closing to the account of Lawrence M. Smith pursuant to written wire transfer instructions which will be submitted to Buyer prior to Closing.

     (2) Fifty percent (50%) of the Cash Payment shall be wire transferred at Closing to the account of Emily Smith pursuant to written wire transfer instructions which will be submitted to Buyer prior to Closing.


SECTION 2.     REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLER

     As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller, jointly and severally, represent and warrant that:

     2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Oregon and the Company is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its respective properties, to carry on its respective businesses as now conducted. The copies of the Company's charter documents and bylaws that have been furnished to Buyer's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     2.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Company consists of one hundred (100) shares of Common Stock, one hundred
(100) of which are issued and outstanding and are owned, beneficially and of record, by Seller and no other capital stock of the Company is issued and outstanding. The Company does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise acquire its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities other than violations that have been, or will before the Closing have been, corrected by post-issuance filings. All of the outstanding shares of the Company's capital stock are validly issued, fully paid, and nonassessable. Seller has, and upon purchase thereof by Buyer pursuant to the terms of this Agreement Buyer will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws. Assuming that the representations in Section 3.6 are true and correct, neither Seller nor the Company has violated or will violate any applicable securities laws in connection with the offer or sale of the Shares to Buyer hereunder.

     2.3 AUTHORIZATION; NO BREACH. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which the Company or Seller is a party have been duly authorized by the Company or Seller, as the case may be. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Company, the Seller, or both as the case may be, enforceable against Seller or the Company, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. The execution and delivery by the Company and Seller of this Agreement and all other agreements contemplated hereby to which the Company or Seller is a party, the offering and sale of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and Seller, do not and will not (1) conflict with or result in a breach of the terms, conditions or provisions of, (2) constitute a default under, (3) result in the creation of any lien, security interest, charge, or encumbrance upon the capital stock or assets of Seller or the Company, pursuant to, (4) give any third party the right to accelerate any obligation under, (5) result in a violation or give rise to termination or modification of, or (6) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body or any other person or entity pursuant to the charter or bylaws of Seller, the Company, or any law, statute, rule, license or regulation to which Seller or the Company, is subject, or any agreement, instrument, order, judgment, or decree to which Seller or the Company is subject.

     2.4 CONDUCT OF BUSINESS; LIABILITIES. The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Company under (1) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the properties of the Company are bound or (2) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of the Company.

     2.5 FINANCIAL STATEMENTS. The Company has delivered to Buyer (i) unaudited financial statements of the Company for the years ended 12/31/95 and 12/31/96 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), (the "Financial Statements") and (ii) unaudited interim financial statements of the Company (consisting of a balance sheet and a statement of income, profit and loss and cash flows) for the period ended 6/30/97 (the "Interim Financial Statements"). True, correct and complete copies of the Financial Statements and the Interim Financial Statements have been delivered to Buyer. The Financial Statements fully and fairly present the financial condition and the results of operations of the Company as of their respective dates and for the periods then ended in accordance with GAAP applied on a consistent basis. The books and records of the Company fully and fairly reflect the assets, liabilities and operations of the Company. The Financial Statements provide fully and fairly for all fixed and non-contingent liabilities of the Company and disclose or provide for all contingent liabilities of the Company of a type required to be disclosed or provided for in financial statements in accordance with GAAP. All of the books and records of the Company are accurate, complete and up-to-date, and correctly reflect all of the transactions entered into by the Company.

     2.6 NO UNDISCLOSED LIABILITIES. Except for (1) liabilities and obligations incurred in the ordinary course of business since June 30, 1997 (the "Statement Date"), and (2) liabilities or obligations described in Schedule 2.6, neither the Company nor any of the property of the Company is subject to, either individually or in the aggregate, any material liability or obligation (whether fixed, contingent or otherwise) that was required to be included or adequately reserved against in the Financial Statements or described in the notes thereto and was not so included, reserved against, or described and the Company has not guaranteed any debt, liability or obligation of any person or entity.

     2.7 ABSENCE OF CERTAIN CHANGES. Except as contemplated or permitted by this Agreement, since the Statement Date there has not been:

     (1) Any material adverse change in the business, financial condition, operations, or assets of the Company;

     (2) Any damage, destruction, or loss, whether covered by insurance or not materially adversely affecting the properties or business of the Company;

     (3) Any sale or transfer by the Company of any tangible or intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

     (4) Any declaration, setting aside, or payment of a dividend or other distribution in respect of or the redemption or other repurchase by the Company of any capital stock of the Company;

     (5)  Any transaction not in the ordinary course of business of the Company;

     (6) The lapse of any material trademark, assumed name, trade name, service mark, copyright, or license or any application with respect to the foregoing;

     (7) The grant of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

     (8) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business, except for full payment, including principal and interest, of two Wells Fargo bank loans on July 11, 1997, as follows:

     Loan No. 0005-9     -    $2,204.95, and
     Loan No. 0006-7     -    $19,117.89;

     (9) The making of any loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business;

     (10) Any purchase or any other acquisition of any assets, or any lease of any assets, from any other person or entity except in the ordinary course of business consistent with past practice;

     (11) Any lien, encumbrance, claim, option to purchase, pledge or security interest on any of the Company's assets;

     (12) Any capital expenditure(s) outside the ordinary course of business consistent with past practice or exceeding Ten Thousand Dollars ($10,000) in aggregate amount;

     (13) Any contract, agreement, instrument, debt, liability or other obligation except for (i) contracts that were entered into in the ordinary course of business consistent with past practice that have a term of less than six (6) months and do not contemplate payments by or to the Company which will exceed, over the term of the contract, Ten Thousand Dollars ($10,000) in the aggregate or (ii) current liabilities incurred in the ordinary course of business consistent with past practice;

     (14) Any loss of any employees, suppliers or customers that has an adverse affect on the Company's business, operations or prospects;

     (15) Any change in the Company's methods of accounting or its accounting practices;

     (16) Any transaction outside of the ordinary course of business or inconsistent with past practice;

     (17) Any amendment, modification or termination of any agreement, contract, instrument or other obligation to which the Company is or was a party or by which the Company or any of its assets is or was bound; or

     (18) An agreement to do any of the foregoing.

     2.8 TITLE AND RELATED MATTERS. Except as set forth in Schedule 2.8, the Company has good and marketable title to all of its property and assets included in the Financial Statements (except properties and assets sold or otherwise disposed of subsequent to the Statement Date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, except (1) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common-law liens securing the payment or performance of any obligation of the Company, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given; (2) the rights of customers of the Company with respect to inventory under orders or contracts entered into by the Company in the ordinary course of business; and (3) as described in the Financial Statements or the notes thereto.

     2.9 LITIGATION. Except as set forth in Schedule 2.9, there are no actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the Seller's knowledge, overtly threatened against the Company or any property of the Company, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller's knowledge, any governmental investigations or inquiries; and, to the best knowledge of the directors and responsible officers of the Company, there is no basis for any of the foregoing.

     2.10 TAX MATTERS. Except as set forth on Schedule 2.10, the Company has properly prepared and filed all United States, state, local, and foreign tax returns and reports heretofore required to be filed by them and have paid all taxes shown as due thereon; and no taxing authority has asserted any deficiency in the payment of any tax or informed the Company that it intends to assert any such deficiency or to make any audit or other investigation of the Company for the purpose of determining whether such a deficiency should be asserted against the Company. Such tax returns contain no omission, deficiency, error, misstatement or misrepresentation.

     2.11 COMPLIANCE WITH LAWS. The Company is, in the conduct of its business, in compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if the Company were not in compliance therewith, would have a materially adverse effect on the business of the Company. Neither Seller nor the Company has received any notice of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

     2.12 BROKERAGE COMMISSIONS. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the Purchase based on any arrangement or agreement binding upon the Company.

     2.13 INSURANCE. Schedule 2.13 contains a list of each insurance policy maintained by the Company with respect to its properties, assets, and businesses, and each such policy is in full force and effect. The Company is not in material default with respect to its obligations under any insurance policy maintained by it.

     2.14 EMPLOYEES AND LABOR RELATIONS MATTERS.  Except as set forth in this
Agreement:

     (1) The Company is not aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company;

     (2) The Company has complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes;

     (3) There is no unfair labor practice charge, complaint, or other action against the Company pending or, to the Company's best knowledge, threatened before the National Labor Relations Board and the Company is not subject to any order to bargain by the National Labor Relations Board;

     (4) There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to the Company's best knowledge, threatened against the Company;

     (5) No questions concerning representation have been raised or, to the Company's best knowledge, are threatened with respect to employees of the Company;

     (6) No grievance that might have a material adverse effect on the Company and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best knowledge of the directors and responsible officers of the Company, no basis exists for any such grievance or arbitration proceeding;

     (7) To the best knowledge of the directors and responsible officers of the Company, no employee of the Company is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreements with persons other than the Company;

     (8) The Company is not a party to any oral or written employment agreement or other agreement, expressed or implied, with respect to any of its employees;

     (9) The Company is not a party to and is not bound by any collective bargaining agreement, union contract or similar agreement. No employee of the Company is a member of any labor union, and no union organizing activities with respect to any of the employees of the Company are taking place or are threatened to take place. There is no pending or threatened labor dispute, strike, slow down or work stoppage that may affect the business of the Company;

     (10) The Company has provided all required notifications under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") to all former employees of the Company that have terminated employment with the Company, and to all other parties who became "qualified beneficiaries" under COBRA with respect to any group health plans maintained for the employees of the Company. The Company has provided and is providing COBRA benefits to all former employees and other qualified beneficiaries of the Company who elected COBRA coverage within the time period specified by COBRA and the regulations promulgated thereunder; and

     (11) Except as set forth in Schedule 2.14, the Company does not have in effect any "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or employee benefit or similar plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and does not maintain, has not in the past maintained, and is not and has not been a contributor to any multi-employer plan or single employer plan, as defined in Section 4001 of ERISA for the employees of the Company or any trade or business (whether or not incorporated) which, together with the Company, would be deemed to be a "single employer" within the meaning of such Section 4001. The Company has complied with all its obligations under any and all of such plans (including any plans which have been terminated) including, without limitation, all unfunded liability obligations. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes.

     2.15 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Buyer by or on behalf of the Company or Seller with respect to the Purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not
misleading.   Neither Seller nor any responsible officer or director of the
Company has intentionally concealed any fact known by such person to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations, or business prospects of the Company.

     2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company reflected in the Financial Statements represent bona fide sales actually made in the ordinary course of business and are not subject to any rights of offset. Such accounts receivable are fully collectible in the ordinary course of business.

     2.17 CONTRACTS AND COMMITMENTS. Schedule 2.17 contains a complete and accurate list of each contract, agreement, instrument, and commitment (including license agreements) to which the Company is a party that provides for payments in excess of $20,000 per year or whose term is in excess of one year and is not cancelable upon 30 or fewer days' notice without any liability, penalty, or premium, other than a nominal cancellation fee or charge (the "Contracts"). Except as otherwise set forth in Schedule 2.17:

     (1) The Company does not have any collective bargaining or union contracts agreement in effect or being negotiated;

     (2) The Company is not in material default under any Contracts, nor, to the Company's best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a material default or event of default by the Company under any Contracts.

     2.18 PERSONAL PROPERTY. Without material exception, Schedule 2.18 contains lists of all tangible personal property and assets owned or held by the Company and used or useful in the conduct of the business of the Company. Except as set forth in Schedule 2.18, the Company owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). The Company has delivered to Buyer copies of all leases and other agreements relating to property described in Schedule 2.18 (including any and all amendments and other modifications to such leases and other agreements) all of which are valid and binding, and the Company is not in material default under any such leases or agreements. Except as set forth in
Schedule 2.18, all material properties listed therein are in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Company. All such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules, and regulations. The properties listed in Schedule 2.18 include substantially all such properties necessary to conduct the business and operations of the Company as now conducted.

     2.19 REAL PROPERTY. Schedule 2.19 contains a list of all real property currently leased by the Company and used or useful in the conduct of the business operations of the Company. Seller has delivered to Buyer copies of all leases listed in Schedule 2.19 (including any and all amendments and other modifications of such leases), which leases are valid and binding. Seller is not in material default under any such leases. All property listed in Schedule
2.19 (including improvements thereon) is in satisfactory condition and repair consistent with its present use and is available for immediate use in the conduct of the business of the Company. The leases described in Schedule 2.19 include all property interests necessary to conduct the business and operations of the Company as they are presently conducted.

     2.20 PERSONNEL.  Schedule 2.20 sets forth a true and complete list of:

     (1) The names, title, and current salaries of all officers and key personnel of the Company;

     (2)  The names of all directors of the Company;

     (3) The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly employees of the Company;

     (4)  All scheduled or contemplated increases in compensation or bonuses;
and

     (5)  All scheduled or contemplated employee promotions.

     2.21 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 2.21 contains an accurate and complete list of all patents, trademarks, tradenames, service marks, and copyrights, and all applications therefor, presently used, owned or held subject to license by the Company and Seller and, to the Seller's best knowledge, the use thereof by the Company does not materially infringe on any patents, trademarks, or copyrights or any other rights of any person. To the Seller's best knowledge, the Company has not operated and is not operating its respective business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, tradenames, service marks, copyrights, trade secrets or other proprietary rights or confidential information. The Seller and Company are not aware of any prior art with respect to any of the patents or patent applications owned by the Company or transferred or to be transferred by the Sellers to the Company hereunder as set forth on Schedule
2.21 which was not disclosed to the U.S. Patent and Trademark Office (or to any comparable foreign authority, if necessary) in connection with such applications. The Seller and the Company are not aware of any fact or event making any one or more of any of the patents listed in Schedule 2.21 invalid or unenforceable. The Seller and the Company have not engaged in any conduct, or omitted to perform any necessary act, the result of which would be to invalidate any of the patents listed on Schedule 2.21 or adversely affect any of their enforceability. The Company possesses all trade secrets, proprietary rights and confidential information necessary to the conduct of its business, and to the Seller's best knowledge, free of infringement from the rights of any third parties.

     2.22 ENVIRONMENTAL MATTERS. To the best of Sellers' knowledge, the Company is now, and at all times prior to Closing, has been in compliance with all Environmental Laws. There has been no release or threatened release of any hazardous substance, at, on, under, in, to or from any of the Company's leasehold premises. "Environmental Laws" shall mean, whether now or hereafter in effect, any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, guidelines or policies, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, transporting, presence, release or threatened release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws enacted, promulgated or issued by any Governmental Authority. "Governmental Authority" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government. Neither the Company nor the Sellers have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, release or threatened release of any hazardous substance at any location. Neither the Company nor Sellers has received any notice of any other claim, demand or action by any person alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to the presence, release or threatened release of any hazardous substance at, on, under, in, to or from the Company's leasehold premises or in connection with any operations or activities threat, or at, on, under, in, to or from any other property. Neither the Company's leasehold premises nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any encumbrance relating to any environmental laws or environmental claims. To the best of Seller's knowledge, there are no underground storage tanks presently located at the Company's leasehold premises and there have been no releases of any hazardous substances from any underground storage tanks or related piping at the Company's leasehold premises. To the best of Sellers' knowledge, there are no PCBs located at, on or in the Company's leasehold premises.

     2.23 FDA MATTERS. The Company and each of the products sold by it, are in substantial compliance with all applicable federal, state and local statutes, regulations, standards, guidelines and orders issued or administered by the United States Food and Drug Administration (the "FDA") or any state or local agency similar in its purpose to the FDA. There exists no set of facts known to Seller which could reasonably be expected to cause (1) a change in such status,
(2) the withdrawal or suspension of any approval to market any products sold by the Company, (3) the denial or rejection or significant delay of approval beyond that normally expected for such application of any pending application to market any product proposed to be sold by the Company, (4) a change in the classification of any such product, (5) a change in the labeling of any such product, (6) any such product to be adulterated or misbranded, (7) a voluntary or involuntary termination or suspension of marketing of any such product, or
(8) FDA or any similarly empowered agency to take any other form of adverse regulatory action including recall, notification, refund, repair or replacement against the Company, employees or agents (including independent contractors) or any of its marketed products or products pending approval.

     2.24 CUSTOMER DISPUTES. Except as disclosed in Schedule 2.24, there is no pending or threatened dispute or disagreement and, to the best of the Seller's knowledge, there have been no events which may give rise to any dispute or disagreement between the Company and any of its customers, sales agents or distributors of the Company or any other person having a business relationship with the Company. No customer, sales agent or distributor of the Company or any other person having a business relationship with the Company has indicated that it intends to terminate its business relationship with the Company or otherwise modify its business relationship with the Company in a fashion adverse to the Company.

     2.25 MANUFACTURING RIGHTS. The Company has not granted any rights to manufacture or assemble its products to any other person or entity.

     2.26 INVENTORY. Schedule 2.26 sets forth a complete and accurate list of all items in inventory (raw material, work in process and finished goods) of the Company. All of such inventory items comply in all material respect of all applicable laws, rules and regulations. All of such items in inventory are currently saleable in the ordinary course of the Company's business and free from all material defects.

     2.27 LICENSES AND PERMITS. Schedule 2.27 contains a complete and accurate list of all of the licenses, permits, authorizations and franchises issued to, possessed by, used by or otherwise in effect with respect to the business of the Company. The Company has delivered to the Buyer complete and accurate copies of all of the licenses, permits, authorizations and franchises identified in
Schedule 2.27. All of the licenses, permits, authorizations and franchises identified are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises required to permit the Company to conduct is business in the manner in which it is now being conducted, and the Company is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

     2.28. PRODUCT LIABILITY CLAIMS. Schedule 2.28 contains the true, correct, accurate and complete list of all product liability or similar claims involving the Company or any of its products (a "Product Liability Claim"). Except as set forth on Schedule 2.28, no such claims are presently pending or threatened against the Company or with respect to any of its products.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller as follows:

     3.1 ORGANIZATION; POWER. Buyer is a corporation duly incorporated and validly existing under the laws of the state of Utah, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     3.2 AUTHORIZATION. The execution, delivery, and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly and validly authorized by all necessary corporate action of Buyer, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     3.3 NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. The execution, delivery, and performance by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Buyer is a party or by which Buyer is bound.

     3.4 GOVERNMENTAL AUTHORITIES. Except as set forth in Schedule 3.4, (1) Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Buyer of this Agreement and the consummation of the purchase and (2) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Buyer or any affiliate in connection with Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase.

     3.5 LITIGATION. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of Buyer, threatened against Buyer or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Purchase.

     3.6  INVESTMENT REPRESENTATIONS

     3.6.1 Buyer is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and Buyer has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, Buyer has reviewed all information provided to it by the Company and has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, the securities offered and sold hereby, and the Purchase, and to obtain certain additional information requested by Buyer.

     3.6.2 Buyer understands that the Shares to be purchased have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     3.6.3 Buyer understands that the Shares cannot be resold in a transaction to which the Securities Act applies unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     3.6.4 Buyer understands that no public market now exists for any of the securities issued by the Company and that it is uncertain that a public market will ever exist for the Shares.

     3.6.5 Buyer understands that the certificates for the Shares will bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

     3.7 BROKERAGE. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by Buyer and binding upon Seller.

SECTION 4.     CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING

     From the date hereof until the Closing, and except as otherwise consented to or approved by Buyer, Seller and the Company covenant and agree with Buyer as follows:

     4.1 REGULAR COURSE OF BUSINESS. The Company will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and the Company will continue to use its reasonable efforts to keep available the services of present officers and employees (other than planned retirements) and to preserve its present relationships with persons having business dealings with it.

     4.2 DIVIDENDS. The Company will not declare, pay, or set aside for payment any dividend or other distribution in respect of its capital stock.

     4.3 CAPITAL CHANGES. The Company will not issue any shares of its capital stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase reacquire, cancel, or redeem any such shares.

     4.4 PROPERTY AND ASSETS. The assets, property, and rights now owned by the Company will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of said properties or business or accumulation or valuation of inventory will be made or instituted. Without the prior consent of Buyer, the Company will not encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

     4.5 INSURANCE. The Company will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Buyer's cost, as Buyer may request.

     4.6 EMPLOYEES. The Company will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement.

     4.7 NO VIOLATIONS. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

     4.8 PUBLIC ANNOUNCEMENTS. No press release or other announcement to the employees, customers, or suppliers of the Company related to this Agreement or the Purchase will be issued without the joint approval of Buyer and Seller, unless required by law, in which case Buyer and Seller will consult with each other regarding the announcement.

SECTION 5.     COVENANTS OF THE COMPANY AND SELLER

     The Company and Seller covenant and agree with Buyer as follows:

     5.1 SATISFACTION OF CONDITIONS. The Company will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which the Company is bound.

     5.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Seller and the Company will promptly supplement or amend the Schedules with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Schedule and will promptly notify Buyer of any breach by either of them that either of them discovers of any representation, warranty, or covenant contained in this Agreement. No supplement or amendment of any Schedule made pursuant to this section will be deemed to cure any breach of any representation of or warranty made in this Agreement unless Buyer specifically agrees thereto in writing; provided, however, that if the Purchase is closed, Buyer will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Schedule of which it shall have been notified pursuant to this Section 5.2.

     5.3 ACTION AFTER THE CLOSING. Upon the reasonable request of Buyer or the Company after the Closing, Seller will take all action and will execute all documents and instruments reasonably necessary or desirable to consummate and give effect to the Purchase.
SECTION 6.     COVENANTS OF BUYER

     6.1 SATISFACTION OF CONDITIONS. Buyer will use its best efforts to cause the conditions set forth in Section 8 to be satisfied.

SECTION 7.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

     Each and every obligation of Buyer under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by the Company herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Seller and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing; and Buyer will have received, at the Closing, a certificate of the Seller, signed by the Seller, stating that each of the representations and warranties made by the Company herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Seller and the Company have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     7.2 NO PROCEEDING OR LITIGATION. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller, the Company, or Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

     7.3 LEGAL OPINION. Buyer will have received a standard Accord Opinion of Steven M. Berne, Esquire, governed by the Legal Opinion Accord of the ABA Section of Business Law (1991), to the effect that the Company's organization, existence, good standing, and authorized and issued stock are as stated herein, that this Agreement, and the Noncompetition Agreement referenced in Section 11.1, have been duly authorized, executed and delivered, and are enforceable, and are consistent with law and the agreements of the Company and Seller as stated herein, and that, except as specified in the opinion, such counsel does not know of any litigation, claim, proceeding, or governmental investigation pending or threatened against the Company, or its respective properties. Buyer will have received an opinion letter from Jerome S. Marger that the Patent Assignment referenced in Section 11.2 has been duly authorized, executed and recordable, and is enforceable.

     7.4 MATERIAL CHANGE. From the date of this Agreement to the Closing, the Company shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

     7.5  CORPORATE ACTION.  Seller will have furnished to Buyer:

     (1) The corporate charter and all amendments thereto and restatements thereof of the Company certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;
     (2) The current bylaws and minutes of all meetings and consents of shareholders and directors of the Company; and

     (3)  All stock transaction records of the Company.

     7.6 DELIVERY OF NONCOMPETITION AGREEMENT AND ASSIGNMENT OF PATENTS. Buyer will have received executed originals of the Noncompetition Agreement and Assignment of Patents identified in Section 11.

SECTION 8.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND SELLER

     Each and every obligation of Seller and the Company under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. Each of the representations and warranties made by Buyer herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and Seller will have received, at the Closing, a certificate of Buyer, signed by the President of Buyer, stating that each of the representations and warranties made by Buyer herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     8.2 NO PROCEEDING OR LITIGATION. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller, the Company, or Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

     8.3 CORPORATE ACTION. Buyer will have furnished to Seller a copy, certified by the Secretary or an Assistant Secretary of Buyer, of the resolutions of Buyer authorizing the execution, delivery, and performance of this Agreement.

     8.4 CONTINUATION OF INSURANCE COVERAGE FOR LAWRENCE M. SMITH AND EMILY SMITH. Buyer will have furnished to Seller a copy of the medical plan and policy which Buyer will use reasonable efforts to make available to Lawrence M. Smith and Emily Smith so long as they choose to be covered by the policy. Lawrence M. Smith and Emily Smith shall pay the premiums for such coverage.

SECTION 9.     CLOSING

     9.1 TIME, PLACE, AND MANNER OF CLOSING. Unless this Agreement has been terminated and the Purchase has been abandoned pursuant to the provisions of
Section 10, the closing (the "Closing") will be held at the offices of Steven M. Berne in Portland, Oregon, or such other place as the parties may agree, on July 20, 1997. At the Closing the parties to this Agreement will exchange certificates and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate the Purchase have been satisfied or waived, the Seller shall deliver to the Buyer the certificate(s) evidencing the Shares, duly endorsed for transfer, and the Buyer shall wire transfer to Seller the amount referred to in Sections 1.2 and 1.3 (subject to any adjustment pursuant to Section 1.2) and the amounts required by the Noncompetition Agreement and Assignment of Patents referred to in Section
11. From time to time after the Closing, Seller, at Buyer's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Buyer may reasonably request to more effectively transfer the Shares.

     9.2 CONSUMMATION OF CLOSING. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of the Company and, regardless of when the last act, delivery, or confirmation of the Closing shall take place, the transfer of the Shares shall be deemed to occur as of the close of business at the principal office of the Company on the date of the Closing.

SECTION 10. TERMINATION

     10.1 CUT-OFF DATE. If the Closing does not occur for any reason on or before July 20, 1997, any party that has been diligent in its efforts to consummate the Purchase may terminate this Agreement.

     10.2 TERMINATION FOR CAUSE. If, pursuant to the provisions of Section 7 or 8 of this Agreement, Seller or Buyer is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

     10.3 TERMINATION WITHOUT CAUSE. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Buyer and Seller.

     10.4 TERMINATION PROCEDURE. Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party in favor of any other party.

SECTION 11.    ADDITIONAL AGREEMENTS

     11.1 NONCOMPETITION AGREEMENT. Lawrence M. Smith and Emily Smith agree to enter into a Noncompetition Agreement at Closing in form and substance substantially as set forth in Schedule 11.1.

     11.2 ASSIGNMENT OF PATENTS. Lawrence M. Smith and Emily Smith agree to enter into an Assignment of Patents agreement at Closing in form and substance substantially as set forth in Schedule 11.2.
SECTION 12.    INDEMNIFICATION

     12.1 INDEMNIFICATION BY SELLER. The Seller, jointly and severally, shall defend, indemnify and hold harmless Buyer from, against and in respect of the following:

     (1) Any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of a breach of any representation or warranty by the Company or the Seller contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing;

     (2) Any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of the non-fulfillment of any covenant or agreement by the Company or the Seller contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing;

     (3) All federal, state, local and foreign income taxes not accrued or reserved for in the Financial Statements and the Interim Financial Statements, attributable to the Company which arose during, or are with respect to, all taxable periods or portions thereof ending on or before Closing;

     (4) Any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Company caused by or arising out the generation, treatment, handling, storage or disposal of Hazardous Substances or non-compliance with any Environmental Laws by the Company prior to Closing whether or not disclosed in a Schedule to this Agreement. "Hazardous Substances" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances or materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority; and

     (5) Any and all actions, suits, proceedings, claims, demand, assessments, judgments, costs and expense (including reasonable legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

     12.2 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold harmless Seller from, against and in respect of:

     (1) Any and all loss, liability, deficiency or damage suffered or incurred by Seller resulting from a breach of any representation or warranty contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing;

     (2) Any and all loss, liability, deficiency or damages suffered or incurred by Seller resulting from the nonfulfillment of any covenant or agreement by Buyer contained in this Agreement, and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; and

     (3) Any and all loss, liability, deficiency or damage suffered or incurred by Seller in connection with a claim against the Seller by another Person which relates to or arises out of the ownership or operation of the Business after Closing, except for any such loss, liability, deficiency or damage relating to or arising out of any negligence of the Seller, the failure of the Seller to perform any obligation of the Sellers, whether pursuant to this Agreement or otherwise, or for which Sellers are otherwise obligated to indemnify Buyer pursuant to Section 12.01 above.

     12.3 LIMITATIONS ON INDEMNITIES. Seller's indemnity obligations hereunder with respect to the breach of any representation or warranty shall be applicable only to the extent of aggregate damages incurred by Buyer in excess of Fifty Thousand Dollars ($50,000.00) based on all such breaches (provided, however, that the foregoing damages threshold shall not apply to a breach of Section 2.26 which shall be indemnifiable in full), and such indemnity obligations shall be subject to an aggregate maximum limitation in the amount of Three Million Dollars ($3,000,000.00). Except for any claim under Sections 2.2, 2.10, 2.21 and 2.22 of this Agreement, any indemnity claim initiated by Buyer under this Section must be made within two and one-half (2 1/2) years from the date of Closing. Any indemnification claims arising out of the representations and warranties made by Seller in Sections 2.2, 2.10, 2.21 and 2.22 must be made within the sooner of the expiration of the applicable statutes of limitations or seven (7) years.

     12.4 NOTIFICATION AND DEFENSE OF CLAIMS OR ACTIONS.

     (1) As used in this Section, any party seeking indemnification pursuant to this Section is referred to as an "indemnified party" and any party from whom indemnification is sought pursuant to this Section is referred to as an "indemnifying party". An indemnified person which proposes to assert the right to be indemnified under this Section shall submit a written demand for indemnification setting forth in summary form the facts as then known which form the basis for the claim for indemnification. With respect to claims based on actions by third parties, an indemnified party shall, within twenty (20) days after the receipt of notice of the commencement of any claim, action, suit or proceeding against it in respect of which a claim for indemnification is to be made against an indemnifying party, notify the indemnifying party in writing of the commencement of such claim, action, suit or proceeding, enclosing a copy of all papers served; provided, however, that the failure to so notify the indemnifying party of any such claim, action, suit or proceeding shall not relieve the indemnifying party from any liability which it may have to the indemnified party, except to the extent that the indemnifying party is prejudiced thereby. Thereafter, the indemnified party shall deliver to the indemnifying party, within twenty (20) days after receipt by the indemnified party, copies of all further notices relating to such claim.

     (2) If a third-party claim is made for which an indemnified party is entitled to indemnification pursuant to this Section, the indemnifying party will be entitled to participate in the defense of such claim and, if it so chooses, and provided that it acknowledges its obligation to indemnify the indemnified party, to assume primary responsibility for the defense of such claim with counsel selected by the indemnifying party, provided such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party assume the defense of such claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense of such claim.

     (3) If the indemnifying party assumes the defense of a third-party claim as set forth in paragraph (2) of this Section, then (A) in no event will an indemnified party admit any liability with respect to, or settle, compromise or discharge, any such claim without the indemnifying party's prior written consent and (B) each indemnified party shall be entitled to participate in, but not control, the defense of such claim with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such claim, an indemnified party may defend such claim in a manner as it may deem appropriate (including, but not limited to, settling such claim, after giving twenty (20) days prior written notice of such settlement to the indemnifying party, on such terms as the indemnified party may deem appropriate).

     (4) In the event that any claim for indemnification is made with respect to any third-party claim pursuant to this Section, (A) the party assuming primary responsibility for the defense of such claim shall at all times keep the other party informed as to the status of such claim and (B) the party not primarily responsible for the defense of such claim shall cooperate fully with the other party in connection with such defense.

     12.5 REDUCTION FOR INSURANCE PROCEEDS. If an indemnified party actually receives any insurance proceeds following an indemnification payment by any indemnifying party, and the proceeds relate to the same events for which such indemnification payment was made, the indemnified party shall return the indemnification payments to such indemnifying party up to the actual account of insurance proceeds received in respect of such same events.

SECTION 13.    MISCELLANEOUS PROVISIONS

     13.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

     13.2 WAIVER OF COMPLIANCE; CONSENTS

     13.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     13.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     13.3 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:

     If to Buyer, or to the Company after the Closing, to:

     Kevin L. Cornwell
     Utah Medical Products, Inc.
     7043 South 300 West
     Midvale, Utah 84047

or to such other person or address as Buyer furnishes to Seller pursuant to the above.

     If to Seller or the Company:

     before the Closing, to:

     Lawrence M. and Emily Smith
     Columbia Medical, Inc.
     1830 S. First Street
     PO Box 1530
     Redmond, Oregon 97756

     after the Closing, to:
     Emily Smith
     Lawrence M. Smith
     716 S.W. Highland, #248
     Redmond, Oregon 97756

     with a copy to:

     Steven M. Berne, Esq.
     12725 SW 66th Ave., Suite 107
     Portland, Oregon 97223

or to such other address as Seller furnishes to Buyer pursuant to the above.

     13.4 ASSIGNMENT. This Agreement will not be assigned by a party hereto without the prior written consent of the other parties hereto. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and personal representatives. Nothing in the Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     13.5 GOVERNING LAW. All matters with respect to this Agreement, including but not limited to matters of validity, construction, effect, and performance, will be governed by the laws of the State of Oregon applicable to contracts made and to be performed therein between residents thereof, regardless of the laws that might be applicable under principles of conflicts of law.

     13.6 COUNTERPARTS. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

     13.7 CERTAIN RULES OF CONSTRUCTION. The provisions of this Agreement have been examined, negotiated, and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

     13.8 ENTIRE AGREEMENT. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

     13.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

     13.10 ATTORNEY FEES. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

     13.11 PAYMENT OF FEES AND EXPENSES. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel, brokers and accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the Purchase.

     13.12 VENUE. This Agreement has been made entirely within the state of Oregon. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts of the state of Oregon.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BUYER:

                              UTAH MEDICAL PRODUCTS, INC.


                              By: /s/ Kevin L. Cornwell, Chairman and CEO


                              SELLERS:


                              /s/ Lawrence M. Smith


                              /s/ Emily Smith

                              COMPANY:

                              COLUMBIA MEDICAL, INC.


                              By: /s/ Lawrence M. Smith, President


                                SCHEDULE 11.1

                           NONCOMPETITION AGREEMENT


DATE:               July 20, 1997

PARTIES:          Lawrence M. Smith and Emily Smith ("Sellers"),

                  Utah Medical Products, Inc. ("Buyer"),
                  a Utah corporation

RECITALS:

     A. Pursuant to a Stock Purchase Agreement dated July 20, 1997, Sellers have agreed to sell to Buyer all of the shares of Common Stock of Columbia Medical, Inc. (the "Company").

     B. As a condition to closing the above-referenced sale of stock, Sellers and Buyer are obligated to enter into this noncompetition agreement.

AGREEMENT:

     In consideration of the mutual covenants set forth in the aforesaid agreement and the covenants of the parties set forth herein, it is agreed as follows:

SECTION 1.     NONCOMPETITION COVENANT

     Sellers hereby covenant and agree that for a period of the longer of five
(5) years from the date of this agreement or two (2) years after the Sellers have ceased to be an employee of Buyer, Sellers will not:

     (1) Engage directly or indirectly in, or have any interest in, any business or entity competitive with the Company (whether as an employee, officer, director, agent, security holder, partner, creditors, consultant, licensor, licensee or otherwise); or

     (2) Directly or indirectly suggest, request, or encourage any prior employees, suppliers, or customers of the Company to curtail, reduce, or cancel their employment or business done with the Company.

SECTION 2.     CONSIDERATION FOR COVENANT

     In consideration of Sellers' covenant set forth in Section 1, Buyer agrees to pay to Lawrence M. Smith Twenty Five Thousand Dollars ($25,000.00) and to Emily Smith Twenty Five Thousand Dollars ($25,000.00), which payments shall be made by wire transfer, pursuant to written wire transfer instructions which will be submitted prior to the Closing of the Stock Purchase Agreement as defined therein. This payment by wire transfer shall take place simultaneously with the wire transfer payment required by Section 1.3 of the Stock Purchase Agreement.

SECTION 3.     ENFORCEMENT

     It is recognized that damage in the event of breach of the covenants of Sellers here would be difficult if not impossible to ascertain and the remedy at law for such breach is inadequate. It is therefore agreed that Buyer, in addition to and without limiting any other remedy or right that it may have, shall have the right to an injunction against Seller issued by a court of competent jurisdiction enjoining such breach or threatened breach without proof of any actual damages that have been or may be caused to Buyer by such breach.

SECTION 4.     LITIGATION

     If any suit or action (including any appeal) is brought to enforce this agreement, the prevailing party shall be entitled to receive from the other party reasonable attorney fees and costs incurred in such litigation.

SECTION 5.     SEVERABILITY

     If any provision of this agreement is deemed to be illegal or otherwise void, invalid, or unenforceable, the provision shall be disregarded and the remainder of this agreement without that provision shall not be affected and shall remain in full force and effect.

SECTION 6.     GOVERNING LAW

     This agreement shall be construed and enforced in accordance with and under the laws of the state of Oregon.

SECTION 7.     VENUE

     This Agreement has been made entirely within the state of Oregon. This Agreement shall be governed by and construed in accordance with the laws of the state of Oregon. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the federal or state courts of the state of Oregon.

     IN WITNESS WHEREOF, parties have caused this agreement to be executed by their duly authorized officers as of the date first above written.

SELLERS:                           BUYER:

                                   UTAH MEDICAL PRODUCTS, INC.

/s/ Lawrence M. Smith              /s/ Kevin L. Cornwell, Chairman and CEO



/s/ Emily Smith




                                SCHEDULE 11.2

                            ASSIGNMENT OF PATENTS

Assignor:           Lawrence M. Smith and
                    Emily Smith
                    716 SW Highland, #248
                    Redmond, Oregon 97756

Assignee:           Utah Medical Products, Inc.
                    7043 South 300 West
                    Midvale, Utah 84047

     For good and valuable consideration in the amount of Two Hundred Thousand Dollars ($200,000.00), the above-named Assignor hereby sells, assigns and transfers to Assignee, the full and exclusive right, title and interest in, including the rights that the Assignees acquired from one another, including the right to sue and recover for all past infringements and to the Letters Patent of the United States and certain applications for Letters Patent of the United States ("Patents") listed in Exhibit "A", which is attached hereto and by this reference made a part hereof, and any and all patents that may be obtained thereon, and any inventions, products, discoveries, developments, designs, innovations, improvements, formulas, processes, techniques, know-how and trade secrets made, conceived, reduced to practice or learned by Assignor (either alone or jointly with others), that are related to or useful in the business of Assignee to be held and enjoyed by Assignee, for its own use and benefit, and for its successors and assigns to the full end of the term for which the Patents are granted.

     We covenant with said Assignee, its successors, assigns and legal representatives, that the rights and title in and to the Patents listed in Exhibit "A" are conveyed are free and clear of any encumbrances, and that we have full right to convey the same as herein expressed.

     Payment of the Two Hundred Thousand Dollars ($200,000.00) shall be made by wire transfer, pursuant to written wire transfer instructions which will be submitted prior to the Closing of the Stock Purchase Agreement dated July 20, 1997. This payment by wire transfer shall take place simultaneously with the wire transfer payment required by Section 1.3 of the Stock Purchase Agreement.

     EXECUTED at Redmond, Oregon, this 20th day of July, 1997.


                                   /s/ Lawrence M. Smith


                                   /s/ Emily Smith


STATE OF OREGON     )
                    ) SS
COUNTY OF           )

     Before me this 20th day of July, 1997, personally appeared the above-named individuals, to me known to be the persons who are described in and who executed the foregoing assignment and acknowledged to me that they executed the same of their own free will for the purpose therein expressed.

                                   /s/ Notary Public for Oregon
                                   My commission expires:



                         PATENT REVIEW
-------------------------------------------------------------
Product        Design Patent    Utility Patent    Date Issued
---------      -------------    --------------    -----------

Fluid trap                        4,957,629         09/18/90
003C            DES 320855                          10/15/91
004C

001C            DES 321927                          11/26/91
101A

303TT                             5,244,947         07/06/93
404TT
505TT

001C
001A                               5,277,557        01/11/94